Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

The Partners

Lepercq Corporate Income Fund L.P.:

We consent to the use of our reports dated February 28, 2017, with respect to the consolidated financial statements of Lepercq Corporate Income Fund L.P. and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, incorporated by reference herein and to the reference of our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York

February 26, 2018